Commercial Contract
                       FLORIDA ASSOCIAT10N OF REALTORS (R)

1. PURCHASE AND SALE: Le@P Technology, Inc., as agent for Parkson Property, LLC, a Florida limited liability company to be formed ("Buyer") agrees to buy and Bay Colony Associates Limited, a Florida limited partnership ("Seller") agrees to sell the property described as: Street Address: 5601 N.E. 14th Avenue, Fort Lauderdale, Florida 33308, Legal Description: Lots 12 and 13, Block 2 of CORAL RIDGE ISLES, according to the Plat thereof, recorded in Plat Book 45, Page 47, of the Public Records of Broward County, Florida, LESS the North 97 feet of said Lot 12, and the following Personal Property: (NONE) (all collectively referred to as the "Property") on the terms and conditions set forth below. The "Effective Date" of this Contract is the date on which the last of the Parties signs the latest offer. Time is of the essence in this Contract. Time periods of 5 days or less will be computed without including Saturday, Sunday, or national legal holidays and any time period ending on a Saturday, Sunday or national legal holiday will be extended until 5:00 p.m. of the next business day.

2.  PURCHASE PRICE:                                                $  750,000.00
(a) Deposit held in escrow by Richard K. Inglis                    $    1,000.00
(b) Additional deposit to be made within ____ days
    from Effective Date                                            $         N/A
(c) Total mortgages (as referenced in Paragraph 3)                 $         N/A
(d) Other:  Note $37,500.00,
    Purchase Money Mortgage $712,500.00 (See Addendum)             $  750,000.00
(e) Balance to close,  subject to adjustments and prorations, to be made with cash, locally drawn certified or
    cashier's check or wire transfer                               $  (1,000.00)
                                                                    ============

3. THIRD PARTY FINANCING: Within ___ days from Effective Date ("Application Period"), Buyer will, at Buyer's expense, apply to third party financing in the amount of $______________ or ___% of the purchase price to be amortized over a period of ____ years and due in no less than ____ years and with a fixed interest rate not to exceed |_| ____% per year or variable interest rate not to exceed |_| ____% at origination with a lifetime cap not to exceed _____% from initial rate, with additional terms as follows:____________________. Buyer will pay for the mortgagee title insurance policy and for all loan expenses. Buyer will timely provide any and all credit, employment, financial and other information reasonably required by any lender. Buyer will notify Seller immediately upon obtaining financing or being rejected by a lender. If Buyer, after diligent effort, fails to obtain a written commitment within ___ days from Effective Date ("Financing Period"), Buyer may cancel the Contract by giving prompt notice to Seller and Buyer's deposit(s) will be returned to Buyer in accordance with Paragraph 9.

4. TITLE: Seller has the legal capacity to and will convey marketable title to the Property by |_| statutory warranty deed |X| other Special Warranty Deed, free of liens, easements and encumbrances of record or known to Seller, but subject to property taxes for the year of closing; covenants, restrictions and public utility easements of record; and (list any other matters to which title will be subject) ___________________________; provided there exists at closing no violation of the foregoing and none of them prevents Buyer's intended use of the Property as in accordance with existing zoning.

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(a)  Evidence of Title:  Seller  will,  at (check one) |X|  Seller's |_| Buyer's
expense and within ___ days |_| from Effective Date, |_| prior to Closing Date |_| from date Buyer meets or waives financing contingency in Paragraph 3, deliver to Buyer (check one) |_| a title insurance commitment by a Florida licensed title insurer and, upon Buyer recording the deed, an owner's policy in the amount of the purchase price for fee simple title subject only to exceptions stated above.

|X| an abstract of title, prepared or brought current by an existing abstract firm or certified as correct by an existing firm. However, if such an abstract is not available to Seller, then a prior owner's title policy acceptable to the proposed insurer as a base for reissuance of coverage. The prior policy will include copies of all policy exceptions and an update in a format acceptable to Buyer from the policy effective date and certified to Buyer or Buyer's closing agent together with copies of all documents recited in the prior policy and in the update.

(b) Title Examination: Buyer will, within 15 days from receipt of the evidence of title deliver written notice to Seller of title defects. Title will be deemed acceptable to Buyer if (1) Buyer fails to deliver proper notice of defects or
(2) Buyer delivers proper written notice and Seller cures the defects within ___ days from receipt of the notice ("Curative Period"). If the defects are cured within the Curative Period, closing will occur within 10 days from receipt by Buyer of notice of such curing. Seller may elect not to cure defects if Seller reasonably believes any defect cannot be cured within the Curative Period. If the defects are not cured within the Curative Period, Buyer will have 10 days from receipt of notice of Seller's inability to cure the defects to elect whether to terminate this Contract or accept title subject to existing defects and close the transaction without reduction in purchase price. The party who pays for the evidence of title will also pay related title service fees including title and abstract charges and title examination.

(c) Survey:  (check  applicable  provisions below)
|X| Seller will, within 1 day from Effective Date, deliver to Buyer copies of prior surveys, plans, specifications, and engineering documents, if any, and the following documents relevant to this transaction: _____________________, prepared for Seller or in Seller's possession, which show all currently existing structures.

|X| Buyer will, at |_| Seller's |_| Buyer's expense and within the time period allowed to deliver and examine title evidence, obtain a current certified survey of the Property from a registered surveyor. If the survey reveals encroachments on the Property or that the improvements encroach on the lands of another, |_| Buyer will accept the Property with existing encroachments |_| such encroachments will constitute a title defect to be cured within the Curative Period.

(d) Ingress and Egress: Seller warrants that the Property presently has ingress and egress.

(e) Possession: Seller will deliver possession and keys for all locks and alarms to Buyer at closing.

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5.  CLOSING  DATE AND  PROCEDURE:  This  transaction  will be closed in  Broward
County, Florida on or before September 30, 2001 or within 2 days from Effective Date ("Closing Date"), unless otherwise extended herein. |_| Seller |_| Buyer will designate the closing agent. Buyer and Seller will, within ____ days from Effective Date, deliver to Escrow Agent signed instructions which provide for closing procedure. If an institutional lender is providing purchase funds, lender requirements as to place, time of day, and closing procedures will control over any contrary provisions in this Contract.

(a) Costs: Buyer will pay taxes and recording fees on notes, mortgages and financing statements and recording fees for the deed. Seller will pay taxes on the deed and recording fees for documents needed to cure title defects. If Seller is obligated to discharge any encumbrance at or prior to closing and fails to do so, Buyer may use purchase proceeds to satisfy the encumbrances.

(b) Documents: Seller will provide the deed, bill of sale, mechanic's lien affidavit, assignments of leases, updated rent roll, tenant and lender estoppel letters, assignments of permits and licenses, corrective instruments and letters notifying tenants of the change in ownership/rental agent. If any tenant refuses to execute an estoppel letter, Seller will certify that information regarding the tenant's lease is correct. If Seller is a corporation, Seller will deliver a resolution of its Board of Directors authorizing the sale and delivery of the deed and certification by the corporate Secretary certifying the resolution and setting forth facts showing the conveyance conforms with the requirements of local law. Seller will transfer security deposits to Buyer. Buyer will provide the closing statement, mortgages and notes, security agreements and financing statements.

(c) Taxes, Assessments, and Prorations: The following items will be made current and prorated |X| as of Closing Date |_| as of ___________________: real estate taxes, bond and assessment payments assumed by Buyer, interest, rents, association dues, insurance premiums acceptable to Buyer, operational expenses and _____________. If the amount of taxes and assessments for the current year cannot be ascertained, rates for the previous year will be used with due allowance being made for improvements and exemptions. Seller is aware of the following assessments affecting or potentially affecting the Property:______________________. Buyer will be responsible for all assessments of any kind which become due and owing on or after Effective Date, unless the improvement is substantially completed as of Closing Date, in which case Seller will be obligated to pay the entire assessment.

(d) FIRPTA Tax Withholding: The Foreign Investment in Real Property Act ("FIRPTA") requires Buyer to withhold at closing a portion of the purchase proceeds for remission to the Internal Revenue Service ("I.R.S.") if Seller is a "foreign person" as defined by the Internal Revenue Code. The parties agree to comply with the provisions of FIRPTA and to provide, at or prior to closing, appropriate documentation to establish any applicable exemption from the withholding requirement. If withholding is required and Buyer does not have cash sufficient at closing to meet the withholding requirement, Seller will provide the necessary funds and Buyer will provide proof to Seller that such funds were properly remitted to the I.R.S.

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6.  ESCROW:  Buyer and Seller  authorize  Richard K.  Inglis,  Telephone:  (954)
565-1977,  Facsimile: (954) 565-9860, Address: 2455 E. Sunrise Blvd., #320, Fort
Lauderdale, Florida 33304, to act as "Escrow Agent" to receive funds and other items and, subject to clearance, disburse them in accordance with the terms of
this  Contract.   Escrow  Agent  will  deposit  all  funds  received  in  |_|  a
non-interest bearing escrow account |_| an interest bearing escrow account with interest accruing to ____________ with interest disbursed (check one) |_|? at closing |_| at ____________ intervals. If Escrow Agent receives conflicting demands or has a good faith doubt as to Escrow Agent's duties or liabilities under this Contract, he/she may (a) hold the subject matter of the escrow until the parties mutually agree to its disbursement or until issuance of a court order or decision of arbitrator determining the parties' rights regarding the escrow or (b) deposit the subject matter of the escrow with the clerk of the circuit court having jurisdiction over the dispute. Upon notifying the parties of such action, Escrow Agent will be released from all liability except for the duty to account for items previously delivered out of escrow. If a licensed real estate broker, Escrow Agent will comply with applicable provisions of Chapter 475, Florida Statutes. In any suit or arbitration in which Escrow Agent is made a party because of acting as agent hereunder or interpleads the subject matter of the escrow, Escrow Agent will recover reasonable attorneys' fees and costs at all levels, with such fees and costs to be paid from the escrowed funds or equivalent and charged and awarded as court or other costs in favor of the prevailing party. The parties agree that Escrow Agent will not be liable to any person for misdelivery to Buyer or Seller of escrowed items, unless the misdelivery is due to Escrow Agent's willful breach of this Contract or gross negligence.

7. PROPERTY CONDITION: Seller will deliver the Property to Buyer at the time agreed in its present "as is" condition, ordinary wear and tear excepted, and will maintain the landscaping and grounds in a comparable condition. Seller makes no warranties other than marketability of title. By accepting the Property "as is," Buyer waives all claims against Seller for any defects in the property. (Check (a) or (b))

|X| (a) As Is: Buyer has inspected the Property or waives any right to inspect and accepts the Property in its "as is" condition.

|_| (b) Due Diligence Period: Buyer will, at Buyer's expense and within ___ days from Effective Date ("Due Diligence Period"), determine whether the Property is suitable, in Buyer's sole and absolute discretion, for Buyer's intended use and development of the Property as specified in Paragraph 4. During the Due Diligence Period, Buyer may conduct any tests, analyses, surveys and investigations ("Inspections") which Buyer deems necessary to determine to Buyer's satisfaction the Property's engineering, architectural, environmental properties; zoning and zoning restrictions; flood zone designation and restrictions; subdivision regulations; soil and grade; availability of access to public roads, water, and other utilities; consistency with local, state and regional growth management and comprehensive land use plans, availability of permits, government approvals and licenses; compliance with American with Disabilities Act; absence of asbestos, soil and groundwater contamination; and other inspections that Buyer deems appropriate to determine the suitability of the Property for Buyer's intended use and development. Buyer shall deliver written notice to Seller prior to the expiration of the Due Diligence Period of Buyer's determination of whether or not the Property is acceptable. Buyer's

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failure to comply with this notice  requirement  shall constitute  acceptance of the Property in its present "as is" condition. Seller grants to Buyer, its agents, contractors and assigns, the right to enter the Property at any time during the Due Diligence Period for the purpose of conducting inspections; provided, however, that Buyer, its agents, contractors and assigns enter the Property and conduct inspections at their own risk. Buyer shall indemnify and hold Seller harmless from losses, damages, costs, claims and expenses of any nature, including attorneys' fees at all levels, and from liability to any person, arising from the conduct of any and all inspections or any work authorized by Buyer. Buyer will not engage in any activity that could result in a mechanic's lien being filed against the Property without Seller's prior written consent. In the event this transaction does not close, (1) Buyer shall repair all damages to the Property resulting from the Inspections and return the Property to the condition it was in prior to conducting the Inspections, and (2) Buyer shall, at Buyer's expense, release to Seller all reports and other work generated as a result of the Inspections. Should Buyer deliver timely notice that the Property is not acceptable, Seller agrees that Buyer's deposit shall be immediately returned to Buyer and the Contract terminated.

(c) Walk-through Inspection: Buyer may, on the day prior to closing or any other time mutually agreeable to the parties, conduct a final "walk-through" inspection of the Property to determine compliance with this paragraph and to ensure that all Property is on the premises.

(d)  Disclosures:

     1. Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     2. Energy Efficiency: Buyer may have determined the energy efficiency rating of the building, if any is located on the Real Property.

8. OPERATION OF PROPERTY DURING CONTRACT PERIOD: Seller will continue to operate the Property and any business conducted on the Property in the manner operated prior to Contract and will take no action that would adversely impact the Property, tenants, lenders or business, if any. Any changes, such as renting vacant space, that materially affect the Property or Buyer's intended use of the Property will be permitted |_| only with Buyer's consent |_| without Buyer's consent.

9. RETURN OF DEPOSIT: Unless otherwise specified in the Contract, in the event any condition of this Contract is not met and Buyer has timely given any required notice regarding the condition having not been met, Buyer's deposit will be returned in accordance with applicable Florida laws and regulations.

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

10.  DEFAULT:

(a) In the event the sale is not closed due to any default or failure on the part of Seller other than failure to make the title marketable after diligent effort, Buyer may either (1) receive a refund of Buyer's deposit(s) or (2) seek specific performance. If Buyer elects a deposit refund, Seller will be liable to Broker for the full amount of the brokerage fee.

(b) In the event the sale is not closed due to any default or failure on the part of Buyer, Seller may either (1) retain all deposit(s) paid or agreed to be paid by Buyer as agreed upon liquidated damages, consideration for the execution of this Contract, and in full settlement of any claims, upon which this Contract will terminate or (2) seek specific performance. If Seller retains the deposit, Seller will pay the Listing and Cooperating Brokers named in Paragraph 12 fifty percent of all forfeited deposits retained by Seller (to be split equally among the Brokers) up to the full amount of the brokerage fee.

11. ATTORNEYS FEES AND COSTS: In any claim or controversy arising out of or relating to this Contract, the prevailing party, which for purposes of this provision will include Buyer, Seller and Broker, will be awarded reasonable attorneys' fees, costs and expenses.

12. BROKERS: Neither Buyer nor Seller has utilized the services of, or for any other reason owes compensation to, a licensed real estate Broker other than:

     (a) Listing Broker: None, who is |_| an agent of ________________________ |_| a transaction broker |_| a non-representative and who will be compensated by |_| Seller |_| Buyer |_| both parties pursuant to |_| a listing agreement |_| other (specify) _______________________________________________________________.

     (b) Cooperating Broker: (None),who is |_| an agent of ___________________ |_| a transaction broker |_| a non-representative and who will be compensated by |_| Buyer |_| Seller |_| both parties pursuant to |_| an MLS or other offer of compensation to a cooperating broker |_| other (specify) ____________________________________ (collectively referred to as "Broker") in connection with any act relating to the Property, including but not limited to inquiries, introductions, consultations and negotiations resulting in this transaction. Seller and Buyer agree to indemnify and hold Broker harmless from and against losses, damages, costs and expenses of any kind, including reasonable attorneys' fees at all levels, and from liability to any person, arising from (1) compensation claimed which is inconsistent with the representation in this Paragraph; (2) enforcement action to collect a brokerage fee pursuant to Paragraph 10, (3) any duty accepted by Broker at the request of Buyer or Seller, which duty is beyond the scope of services regulated by Chapter 475, F.S., as amended, or (4) recommendations of or services provided and expenses incurred by any third party whom Broker refers, recommends or retains for or on behalf of Buyer of Seller.

13. ASSIGNABILITY; PERSONS BOUND: This Contract may be assigned to a related entity, and otherwise |_| is not assignable |_| is assignable. The terms "Buyer", "Seller" and

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"Broker" may be singular or plural.  This Contract is binding upon Buyer, Seller and their heirs, personal representatives, successors and assigns (if assignment is permitted).

14. OPTIONAL CLAUSES: (Check if any of the following clauses are applicable and are attached as an addendum to this Contract):

|_|  Arbitration                        |_|  Seller Warranty                       |_|  Existing Mortgage
|_|  Section 1031 Exchange              |_|  Coastal Construction Control Line     |_|  Other
|_|  Property Inspection and Repair     |_|  Flood Area Hazard Zone                |_|  Other
|_|  Seller Representations             |_|  Seller Financing                      |_|  Other

15. MISCELLANEOUS: The terms of this Contract constitute the entire agreement between Buyer and Seller. Modifications of this Contract will not be binding unless in writing, signed and delivered by the party to be bound. Signatures, initials, documents referenced in this Contract, counterparts and written modifications communicated electronically or on paper will be acceptable for all purposes, including delivery, and will be binding. Handwritten or typewritten terms inserted in or attached to this Contract prevail over preprinted terms. If any provision of this Contract is or becomes invalid or unenforceable, all remaining provisions will continue to be fully effective. This Contract will be construed under Florida law and will not be recorded in any public records. Delivery of any written notice to any party's agent will be deemed delivery to that party.

THIS IS INTENDED TO BE A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, SEEK THE ADVICE OF AN ATTORNEY PRIOR TO SIGNING. BROKER ADVISES BUYER AND SELLER TO VERIFY ALL FACTS AND REPRESENTATIONS THAT ARE IMPORTANT TO THEM AND TO CONSULT AN APPROPRIATE PROFESSIONAL FOR LEGAL ADVICE (FOR EXAMPLE, INTERPRETING CONTRACTS, DETERMINING THE EFFECT OF LAWS ON THE PROPERTY AND TRANSACTION, STATUS OF TITLE, FOREIGN INVESTOR REPORTING REQUIREMENTS, ETC.) AND FOR TAX, PROPERTY CONDITION, ENVIRONMENTAL AND OTHER SPECIALIZED ADVICE. BUYER ACKNOWLEDGES THAT BROKER DOES NOT OCCUPY THE PROPERTY AND THAT ALL REPRESENTATIONS (ORAL, WRITTEN OR OTHERWISE) BY BROKER ARE BASED ON SELLER REPRESENTATIONS OR PUBLIC RECORDS UNLESS BROKER INDICATES PERSONAL VERIFICATION OF THE REPRESENTATION. BUYER AGREES TO RELY SOLELY ON SELLER, PROFESSIONAL INSPECTORS AND GOVERNMENTAL AGENCIES FOR VERIFICATI0N OF THE PROPERTY CONDITION, SQUARE FOOTAGE AND FACTS THAT MATERIALLY AFFECT PROPERTY VALUE.

DEPOSIT RECEIPT: Deposit of  $__________________________ by |_| __________ check
|_| other _____________________  received on  __________________________,  20___
by
  ===================================
  Signature of Escrow Agent

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OFFER:  Buyer offers to purchase the Property on the above terms and conditions.
Unless acceptance is signed by Seller and a signed copy delivered to Buyer or Buyer's agent no later than _____ |_| a.m./|_| p.m. on ____________, 20___,
Buyer may revoke this offer and receive a refund of all deposits.

Date:_______, BUYER: Le@P Technology, Inc., a Delaware corporation as agent for Parkson Property LLC, a Florida limited liability company to be formed, Tax ID No:__________________, Title:_________________, Telephone:_________________,
Facsimile:___________________, Address:_____________________________________.

Date:____________,  BUYER:________________________, Tax ID No:_________________,
Title:______________,  Telephone:_______________,   Facsimile:_________________,
Address:______________________________________________________________________.

ACCEPTANCE: Seller accepts Buyer's offer and agrees to sell the Property on the above terms and conditions (|_| subject to the attached counter offer).

Date:____________, SELLER: Bay Colony Associates Limited by Bay Colony Apartment Corp, General Partner, By: , Tax ID No:______________________,
Title:______________,  Telephone:_______________,   Facsimile:_________________,
Address:______________________________________________________________________.

Date:____________, SELLER:___________________, Tax ID No:______________________,
Title:______________,  Telephone:_______________,   Facsimile:_________________,
Address:______________________________________________________________________.

The Florida Association of REALTORS makes no representation as to the legal validity or adequacy of any provision of this form in any specific transaction. This standardized form should not be used in complex transactions or with extensive riders or additions. This form is available for use by the entire real estate industry and is not intended to identify the user as a REALTOR. REALTOR is a registered collective membership mark which may be used only by real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS and who subscribe to its Code of Ethics. The copyright laws of the United States (17 U.S. Code) forbid the unauthorized reproduction of this form by any means including facsimile or computerized forms.

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


                                   ADDENDUM TO
                               COMMERCIAL CONTRACT

     This Addendum to Commercial Contract (Contract) of the real property described below, entered into this 28th day of September, 2001 between Le@P Technology, Inc., as agent for Parkson Property, LLC, a Florida Limited Liability Company to be formed, (Buyer) and Bay Colony Associates Ltd. (Seller). The parties hereto amend the above described contract as follows:

     1. Legal Description. The property is legally described as:

          Lots 12 and 13, Block 2 of CORAL RIDGE ISLES according to the Plat thereof, recorded in Plat Book 45, Page 47, of the Public Records of Broward County, Florida, less the North 97 feet of said Lot 12.

          (herein referred to as "Property").

     2. Purchase Price. The parties agree that the purchase price shall be determined by appraisal with a minimum purchase price of $600,000.00 and a maximum purchase price of $750,000.00. The parties shall agree on the appointment of an appraiser whose determination of the fair market value of the property shall be determinative of the purchase price except that the purchase price as so determined shall not be less than the minimum purchase price nor more than the maximum purchase price set forth above.

     3. Financing. Everything to Section 2 (d) to the contrary notwithstanding, the parties agree that the Seller shall finance the purchase price for the Buyer. The amount of the notes and mortgages are to be determined as a percentage of the purchase price on the following terms and conditions:

          a. Cash to Close. The cash to close shall be five (5%) percent of the purchase price and shall be paid by the delivery of the Buyer's Promissory Note payable to the Seller. Said note shall bear interest at seven (7%) percent per annum and shall be payable both principal and interest sixty (60) days from closing.

          b. Purchase Money Mortgage. The remaining purchase price which is ninety- five (95%) percent of the purchase price shall be paid by the delivery of the Buyer's Note to the Seller with interest at seven (7%) percent per annum. Interest on the Note, at the option of the Buyer, shall be accrued from the date of closing to a date which is three years from the date closing at which time, all accrued interest shall be paid. Thereafter, Buyer shall pay interest monthly until the 5th anniversary of the closing date, on which date, the principal sum plus accrued interest shall be due and payable in full. The Note referred to herein shall be secured by a Purchase Money First Mortgage encumbering the property.

          c. Condition of the Property. Seller discloses to Buyer that the interiors of the improvements on the Property were demolished in anticipation of the reconstruction of the Property, which reconstruction was not completed by the Seller because of a change in plans. Under the requirements of City of Fort Lauderdale Ordinance 99-70, the Property was boarded up with the work having been completed in the fall of the year 2000 under City of Fort Lauderdale Building Permit 00070073. Upon proper application submitted not less than 10 days prior to the date on which is one year after the date on which the boarding was completed, the owner may renew the boarding permit as a matter of right for an additional period of one year. Thereafter, subsequent renewals are addressed to the discretion of the Building Department and if the Building Department shall fail to renew the same, the owner is required to either replace the building in occupiable condition or tear it down. It is not the intent of the Seller to represent the terms of the law pertaining to these matters to the Buyer, but rather, to advise the Buyer of matters which the Buyer should investigate as the same do or may affect the value of the improvements and costs which the Buyer may be required to incur relative thereto. Buyer agrees to rely upon Buyer's investigation of the ordinance and the facts and the Seller shall have no liability to the Buyer by reason of any misstatement herein even though the same may be claimed to have been intentioanlly or diligently by Seller.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.


Le@P Technology, Inc., as agent for          BAY  COLONY  ASSOCIATES  LTD.,
Parkson Property, LLC, a Florida             By BAY COLONY APARTMENT
Limited Liability Company to be formed       CORPORATION, GENERAL PARTNER


By:                                          By:
   ---------------------------------             -------------------------------
      Authorized Representative                   Authorized Representative